Exhibit 16.1

1631 Alhambra Blvd, Suite 130, Sacramento, CA 95816-7051 Phone (916) 641-6990 | Fax (916) 641-6994 | bpm@bpm.com

August 4, 2025

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K, dated August 4, 2025, of Crown Electrokinetics Corp. and agree with the statements referencing our Firm in such Form 8-K.

Sincerely,

/s/ BPM LLP

BPM LLP